Exhibit 99.1

authID.ai Announces Third Quarter 2021 Financial and Operational Results

Corporate Rebrand, Nasdaq Uplist and Verified™ Launch Set Stage For Growth

Management to Host Conference Call Today at 5:00 p.m. EDT

DENVER, Nov. 08, 2021 (GLOBE NEWSWIRE) -- authID.ai (www.authid.ai) [Nasdaq:AUID] (formerly Ipsidy) a leading provider of secure, mobile, biometric identity authentication, today reported financial and operational results for the third quarter ended September 30, 2021.

The Company made substantial progress during the quarter and year to date on its multi-pronged strategy to rebrand itself under the name authID.ai, and drive key product development, sales and marketing initiatives.

“Our vision is to help every organization “Recognise their Customers” and eliminate the friction, loss of privacy and customer abandonment that comes with legacy password structures,” said Tom Thimot, CEO of authID.ai. “We know that businesses must defend against ever-growing cyber threats, but one-time passwords and challenge questions are vulnerable to hackers and often frustrate customers and can lead to lost business. Verified™ by authID—which captures a selfie seamlessly in a web-browser and verifies identity to a secure, cloud-biometric— offers a superior, frictionless, authentication solution.

Importantly, our successful launch of Verified™ as a replacement for one-time passwords (OTP) at Money 20/20 at the end of October validated our view of the meaningful market demand for authID.ai’s cloud-biometrics. We look forward to continuing the momentum we created at this event in conjunction with our expanded sales efforts and compelling new marketing campaigns,” added Thimot.

Financial Results for the Three Months and Nine Months Ended September 30, 2021

●	Total revenue for the three and nine-month periods in 2021 was $0.5 million and $1.7 million respectively, compared with $0.5 million and $1.6 million, respectively for same periods in 2020.

●	Net loss for the three and nine-month periods was $5.2 million and $10.7 million respectively, compared with a net loss before taxes for the same periods in 2020 of $1.9 million and $9.2 million, respectively.

●	Basic and diluted net loss per share was $0.24 and $0.52 for the three and nine-month periods ended September 30, 2021, respectively, compared to basic and diluted net loss per share of $0.11 and $0.52 in the same periods in 2020, respectively.

●	Adjusted EBITDA loss for the three and nine-month periods ended September 30, 2021 was $2.8 million and $5.4 million, respectively compared to $1.3 million and $4.1 million in the same periods in 2020, respectively. The increased adjusted EBITDA loss reflects increased investment in product management, sales and marketing and technology during the period.

●	Closed a public offering of approximately $11.5 million from existing and new investors in August 2021. Cash and cash equivalents at September 30, 2021 was $9.2 million.

Please refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Highlights And Accomplishments For The Quarter And Subsequent Weeks

●	Rebranded the Company as authID.ai and uplisted to NASDAQ under the new ticker symbol of AUID.

●	Launched Verified™ at Money 20/20 USA by emphasizing the importance of replacing OTPs and knowledge-based authentication (KBA) with biometric identity authentication in the cloud, and offering competitive pricing and introductory trial periods.

●	Built out the senior leadership team with the addition of Peter Curtis as Chief Marketing Officer, Jeremiah Mason as Senior Vice President Product and Steven Fazio as Senior Vice President Sales. Each of these professionals bring deep industry experience and a track record of success spearheading significant growth at market-leading technology companies.

●	Launched services with Hamilton Reserve Bank, a global bank on the Temenos Infinity platform, to provide the bank’s international clientele with a secure frictionless onboarding and passwordless banking experience. The full complement of authID’s biometric identity verification and authentication solutions are now easily available to institutions using Temenos’ core banking systems around the world.

●	Announced that CU NextGen, a leading provider of next generation technology solutions and platforms to US-based credit unions deployed authID’s biometric identity verification solution to transform the way its credit union clients recognize their members—both digitally and in person. CU NextGen launched its first credit union in the quarter, and plans to roll out authID’s services to additional clients across the United States.

●	Continued development of innovative improvements to the authID.ai Identity as a Service (IDaaS) platform and products, with the goal of working toward a true self-service model for Verified™ customers.

Today’s Conference Call and Webcast

Chief Executive Officer Tom Thimot, President & CTO Tripp Smith and Chief Financial Officer Stuart Stoller will host a webcast and conference call at 5.00 p.m. EST today to discuss the financial results and provide a corporate update, including discussion of authID’s recent market and product launch.

Webcast link https://edge.media-server.com/mmc/p/g7isrt3x. The slides can also be accessed via authID.ai’s Investor Relations web page of the authid.ai website. Live conference call: (844) 281-3631 for U.S. and Canada and (225) 239-4724 for international callers.

Conference ID: 7489358.

A replay of the conference call will be available for seven days, through November 15, at 5:00 p.m. EST, and can be accessed by dialing:

(855) 859-2056 or (404) 537-3406 and using Conference ID: 7489358.

About authID.ai:

authID.ai (Nasdaq: AUID), formerly Ipsidy, provides secure, mobile, biometric identity verification software products through an easy-to-integrate Identity as a Service (IDaaS) platform. authID.ai’s suite of self-service biometric identity proofing and authentication solutions frictionlessly eliminate all usernames and passwords through a consent-based facial matching system. Powered by the most sophisticated biometric and artificial intelligence technologies, authID ultimately aims to re-establish security and trust between businesses and their customers by helping to protect sensitive personal data. For more information, go to: www.authID.ai

Forward Looking Statements

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy Inc. dba authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID.ai’s present and future business strategies, and the environment in which authID.ai expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which AuthID.ai is not fully aware at this time. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID.ai expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contacts:

Ina McGuinness	Grace DeFries
The Bliss Group	authID.ai SVP, Marketing Communications &
(805) 427-1372	Investor Relations
investor-relations@authID.ai

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Net Loss to Adjusted EBITDA (A Non-GAAP Measure)

(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Net loss	$(5,198,905)	$(1,918,239)	$(10,746,514)	$(9,217,108)
Add Back:

Interest Expense	25,780	212,658	579,768	701,861
Debt extinguishment – loss/(gain)	(485,762)	-	(971,522)	985,842
Warrant exercise inducement expense	-	-	-	366,795
Severance cost	-	-	-	426,175
Other expense/(income)	(6,736)	(16,779)	(14,394)	(51,445)
Depreciation and amortization	319,017	276,232	943,436	923,563
Taxes	2,974	11,074	12,516	23,540
Impairment loss	-	-	-	1,035,629
Stock compensation	2,533,943	112,125	4,795,069	741,668
Adjusted EBITDA (Non-GAAP)	$(2,809,689)	$(1,322,929)	$(5,401,641)	$(4,063,480)

IPSIDY INC. AND SUBSIDIARIES -
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current Assets:
Cash	$9,233,399	$3,765,277
Accounts receivable, net	170,291	72,986
Current portion of net investment in direct financing lease	78,731	72,682
Inventory	214,289	254,951
Other current assets	929,692	237,769
Total current assets	10,626,402	4,403,665

Property and Equipment, net	127,705	97,829
Other Assets	73,243	240,223
Intangible Assets, net	3,657,569	4,527,476
Goodwill	4,183,232	4,183,232
Net investment in direct financing lease, net of current portion	362,185	422,021
Total assets	$19,030,336	$13,874,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,122,257	$2,665,132
Notes payable obligation, current portion	3,126	5,947
Capital lease obligation, current portion	20,813	39,232
Convertible debt	662,000	-
Deferred revenue	369,708	237,690
Total current liabilities	3,177,904	2,948,001

Capital lease obligation, net of current portion	-	10,562
Notes payable, net of discounts and current portion	-	487,339
Convertible debt	-	5,800,976
Other liabilities	-	47,809
Total liabilities	3,177,904	9,294,687

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 23,198,419 and 19,642,401 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2,319	1,964
Additional paid in capital	124,609,145	102,651,304
Accumulated deficit	(108,980,665)	(98,234,151)
Accumulated comprehensive income	221,633	160,642
Total stockholders’ equity	15,852,432	4,579,759
Total liabilities and stockholders’ equity	$19,030,336	$13,874,446

See notes to condensed consolidated financial statements.

IPSIDY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Products and services	$516,218	$501,700	$1,657,296	$1,587,330
Lease income	12,131	13,992	37,833	43,270
Total revenues, net	528,349	515,692	1,695,129	1,630,600

Operating Expenses:
Cost of Sales	121,509	114,985	494,558	532,506
General and administrative	5,331,159	1,527,723	10,308,785	5,400,639
Research and development	419,313	308,038	1,088,496	928,778
Impairment loss	-	-	-	1,035,629
Depreciation and amortization	319,017	276,232	943,436	923,563
Total operating expenses	6,190,998	2,226,978	12,835,275	8,821,115

Loss from operations	(5,662,649)	(1,711,286)	(11,140,146)	(7,190,515)

Other Expense:
Warrant inducement expense	-	-	-	(366,795)
Extinguishment of debt - gain (loss)	485,762	-	971,522	(985,842)
Other income	6,736	16,779	14,394	51,445
Interest expense, net	(25,780)	(212,658)	(579,768)	(701,861)
Other income (expense), net	466,718	(195,879)	406,148	(2,003,053)

Loss before income taxes	(5,195,931)	(1,907,165)	(10,733,998)	(9,193,568)

Income Tax Expense	(2,974)	(11,074)	(12,516)	(23,540)
Net loss	$(5,198,905)	$(1,918,239)	$(10,746,514)	$(9,217,108)

Net Loss Per Share - Basic and Diluted	$(0.24)	$(0.11)	$(0.52)	$(0.52)

Weighted Average Shares Outstanding - Basic and Diluted	22,088,865	18,237,647	20,703,970	17,664,446

See notes to condensed consolidated financial statements.

Note: Following the reverse stock split in June 2021, all per share and weighted average shares outstanding were adjusted to reflect the lower number of common stock outstanding in all periods.